Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-105414 and No. 333-111270) and Form S-8 (No. 333-22217, No. 333-41754, No. 333-53380, No. 333-75060, No. 333-111275, No. 333-121375 and No. 333-139064) of Overland Storage, Inc. of our report dated August 20, 2007 relating to the consolidated financial statements, which appears in this Form 10–K.

PricewaterhouseCoopers LLP

San Diego, California

August 22, 2007